Ahead of the Curve 2 Q 1 7 E a r n i n g s C o n f e r e n c e C a l l S u p p l e m e n t a l P r e s e n t a t i o n J u l y 2 0 , 2 0 1 7 Exhibit 99.2

2 Safe Harbor To the extent that statements in this PowerPoint presentation relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. The Company’s actual strategies, results and financial condition in future periods may differ materially from those currently expected due to various risks and uncertainties. Forward- looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Consequently, no forward-looking statement can be guaranteed. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. This PowerPoint presentation supplements information contained in the Company’s earnings release dated July 20, 2017, and should be read in conjunction therewith. The earnings release may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Financial Information” and then “Press Releases.” Non-GAAP Financial Measures This PowerPoint presentation contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses core non-GAAP financial metrics (“Core”) in their analysis of the Company’s performance to identify core revenues and expenses in a period that directly drive operating net income in that period. These Core measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefits associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Reference is made to “Non-GAAP Financial Measures” and “Caution About Forward Looking Statements” in the earnings release which also apply to certain disclosures in this PowerPoint presentation. Safe Harbor And Non-GAAP Financial Measures

3 2Q17 Highlights • Total and core revenues increased $19 million, or 9%, due to a combination of higher average earning assets, margin and non-interest income • Net interest margin and cash margin improved 18 and 15 basis points, respectively, on a linked quarter basis • Non-interest income increased 18% on a linked quarter basis, primarily due to increases in mortgage and title income Client Growth Revenues Expenses High Quality Focus • Total loans increased $424 million, or 3% (11% annualized), in 2Q17 • Originated or renewed $1.0 billion in loans in 2Q17, up 24% on a linked quarter basis • Period-end legacy loan growth of $570 million or 4%; 18% annualized growth rate • Average deposits decreased 2%; non-interest bearing deposits up 0.3% on an average basis; Period-end deposits decreased 3% influenced by seasonal deposit outflows in 2Q17 • At June 30, 2017, probability-weighted commercial loan pipeline was $1.0 billion • Non-performing assets decreased $21 million, or 10%, as energy loan resolution “conveyor belt” progresses • Energy loans decreased $12 million, to 3.5% of total loans; down from 3.7% in 1Q17 • Total “risk-off trade” in energy, indirect auto, and Acadiana-based loans is beginning to level off • Remain very asset-sensitive and well positioned for increase in interest rates • Total expenses increased $6 million, or 5%, and core expenses increased $2 million, or 1% • Core tangible efficiency ratio of 57.6%, down from 61.6% in 1Q17 Other • Non-core expenses of $6 million in 2Q17, or $0.11 per share; primarily related to accrual for estimated settlement resolution associated with previously disclosed HUD lawsuit • On February 28, 2017, announced agreement to acquire Sabadell United Bank, based in Miami, Florida • Pending Sabadell United acquisition financed via common raises in December 2016 and March 2017; cost of carry for aggregate common stock issuances issue was $0.17 per common share in 2Q17

4 Notable Items of Interest In 2Q17 • In 2Q17, total loan growth was $424 million, or 3% on a linked quarter basis, while deposits levels decreased by 3% • Energy issues have crested as evidenced by further declines in energy-related NPAs and other metrics • Loan loss provision increased by $6 million and provision for unfunded commitments decreased by $2 million • Net charge-offs increased by $5 million • Non-core items in 2Q17: • No meaningful non-interest income items • $1.1 million in merger-related expense and $6 million litigation settlement accrual (estimated) associated with HUD lawsuit • $1.3 million gain on sale of former IBERIABANK properties Highlights Dollars in millions Provision And Charge-Offs Note: Total loans increased 75% during this time period

5 GAAP EPS 2Q17 Summary EPS Results • Income available to common shareholders of $51 million, up 9% compared to 1Q17 • 2Q17 GAAP EPS of $0.99, down 1% compared to 1Q17 and down 22% compared to 2Q16 • 2Q17 Core EPS of $1.10, up 8% compared to 1Q17 • Cost of carrying December 2016 and March 2017 common raises equal to $0.17 EPS impact in 2Q17 • 2Q17 Pre-Tax Pre-Provision earnings as adjusted of $98 million, up 22% compared to 1Q17 and 21% compared to 4Q16 • 2Q17 Core ROA of 1.06% and Core ROTCE of 8.86% CORE EPS Pre-Provision Pre-Tax Earnings, as adjusted Highlights Note: Excludes the impact of preferred stock dividends

6 Client Growth • Seasonal pick-up in loan volumes in 2Q17 • Period-end loan growth of $424 million, or 3% vs. 3/31/17 • Acquired loans declined $146 million, or 7% • Energy loans decreased $12 million, or 2%, to $552 million, or 3.5% of total loans • Legacy loans grew $570 million, or 4% (18% annualized rate) Loan Highlights Dollars in millions Deposits – Period-End And Average GrowthLoans – Period-End Growth Deposit Highlights • Period-end total deposits decreased $459 million, or 3%, vs. 3/31/17, reflecting seasonality in certain deposit accounts • Average total deposits declined $350 million, or 2% vs. 3/31/17 • Non-interest bearing deposits were down $11 million, or 0.2%, on a period-end basis and up $16 million, or 0.3%, on an average balance basis

7 • Average earnings assets decreased $23 million, or -0.1%, with the draw down of $468 million of cash and equivalents, an increase in securities of $288 million and loans of $238 million • Tax-equivalent net interest margin up 18 basis points and cash margin up 15 basis points on a linked quarter basis; management estimates margin for 3Q17 of 3.70% on a stand-alone IBERIABANK basis, assuming no additional changes in interest-rates • 2Q17 Net interest margin increase includes $3 million increase related to recoveries on acquired loans, or 11 bps, and the impact of recent rate increases in rate indexes and reduced excess liquidity. • Tax-equivalent net interest income up $10.8 million, or 6% Revenues – Net Interest Income Highlights Quarterly Yield/Cost Trend Drivers Of Change In Margin Dollars in millions Net Interest Income Net Interest ($ in Millions) Margin 172.8$ 1Q17 3.53% 8.7 Loans Repricing Upward, Higher New Volume Rates 0.13% (0.7) Fees and Interest From Payoffs (Including Non-Accruals) -0.04% 8.0 Changes in Legacy Loan Portfolios 0.09% (2.4) Net Paydowns On Acquired Loans -0.07% 3.0 Net Change in Recoveries on Acquired Loans 0.11% (0.9) Lower Cash Position From Decline In Excess Liquidity 0.07% 0.3 Increase in Loans HFS Income 0.01% 2.4 Changes in Prem. Amort. & Purchase Yields On Securities 0.00% (1.0) Changes in Deposit Yields - Indexed and Promotional Products -0.03% 1.4 Change In Number Of Business Days & Other Items 0.00% 183.6$ 2Q17 3.71%

8 Revenues – Interest Rate Risk Highlights Assets Liabilities • Loans: 43% fixed and 57% floating • Adjustable loans composition: • Prime-based 39% • LIBOR-based 58% • All other 3% • Most LIBOR-based loans are priced off of 30-Day LIBOR • Approximately $335 million in loans with an average floor that is 65 basis points above the corresponding rate index • Bond portfolio had an effective duration of 3.5 years • Asset-sensitive from an interest rate risk perspective • The degree of asset-sensitivity is a function of the reaction of competitors to changes in deposit pricing • The level of asset sensitivity has increased over time • Forward curve has a positive impact on net interest income over 12-month period • Estimated impact of the next 25 basis point increase in the Federal Funds Rate would equate to a $0.05 increase in quarterly EPS 12-Month Net Interest Income Scenarios • Non-interest-bearing equated to 30% of total deposits • Non-interest-bearing deposits down $11 million, or -0.2%, on a period-end basis, and up $16 million, or 0.3%, on an average balance basis • Interest-bearing deposit cost of 0.56%, up four basis points from 1Q17 • No significant change in managed deposit rates since Fed Funds move in 1Q17, but mix has changed slightly • Cost of interest-bearing liabilities increased five basis points to 0.64%

9 Revenues – Non-Interest Income • No meaningful non-core income in 2Q17; both GAAP and core non- interest income increased by $9 million, or 18%, compared to 1Q17, mainly due to: Mortgage income increased $5.6 million, or 40%  Title revenues increased $1.5 million, or 31%  Treasury management income increased $0.4 million, or 8%  Deposit service charge income increased $0.3 million, and credit/debit card fee income increased $0.2 million  Client derivative income increased $0.2 million on a linked quarter basis HighlightsDrivers Of Non-Interest Income Change Quarter-Over-Quarter Dollars in millions

10 Revenues – Mortgage Income Highlights Volume Trends Mortgage Income Trends • Mortgage income of $19.7 million, up $5.6 million, or 40%:  Loan originations up 42% to $546 million in 2Q17  Sales volume of $508 million (up 19% versus 1Q17)  Fair value adjustments of derivatives and loans were $5.5 million higher than 1Q17 (-$0.1 million in 2Q17 vs -$5.6 million in 1Q17)  Hedging costs were $8.7 million higher than 1Q17 Dollars in millions Mortgage Weekly Locked Pipeline

11 Expense Control • Total core revenues were up $19.4 million, or 9%, compared to 1Q17, while core expenses were up $2 million, or 1%, over that period • Our core tangible efficiency ratio decreased to 57.6% in 2Q17, a decrease of 400 bps on a linked quarter basis • Notable items included higher salaries and benefits, decreased provision for unfunded commitments and other expenses Highlights Efficiency Ratio Trends Drivers Of Expense Change Quarter-Over-Quarter Dollars in millions • Increased 2Q17 salary and benefits cost of $3.9 million, or 5%, includes: • Increased regular compensation expense of $2.2 million; • Increased mortgage commission expense of $2.0 million; • Increased incentives and other benefits expense of $1.5 million; partially offset by: • Decreased payroll tax expense of $1.1 million; and • Decreased health care costs of $0.7 million

12 • High single-digit to low double digit net loan growth in the second half of 2017 (excluding Sabadell United Bank acquisition) • Headwinds to loan growth from risk-off trade continue to decline materially • Mid-single-digit deposit growth in the second half of 2017 (excluding Sabadell United Bank acquisition) • IBERIABANK’s net interest margin on a stand-alone basis is expected to improve to 3.70% for the remainder of 2017 assuming no additional loan recoveries and no additional Fed Fund rate increases. Consolidated margin will decline slightly with impact of Sabadell acquisition • Overall credit metrics expected to improve throughout 2017 • Provision expense should decline from 2016 levels in conjunction with improving credit in the energy portfolio • Non-interest income is expected to be down $10 million for full-year 2017 as compared to full-year 2016 • Continued cost containment with core tangible efficiency ratio below 60% • Tax rate in the second half of 2017 is expected to be approximately 33.5% assuming no change in the statutory rate • Based on asset sensitivity modeling for IBKC, each 25 basis point increase in the Fed Funds rate is estimated to increase quarterly EPS by five cents The Company’s guidance is subject to risks, uncertainties, and assumptions which could, individually or in aggregate, cause actual results or financial condition to differ materially from those anticipated above. Reference is made to “Caution About Forward-Looking Statements” in the earnings release which also applies to this guidance. 2017 Guidance And Key Assumptions

13 “Risk-Off” Focus • Purpose: reduce current exposures to avoid future potential loss exposures (though some near-term cost) • $877 million in cumulative risk-off trade since the beginning of 2015 • An estimated pre-tax opportunity cost of $5.5 million during 2015, $15.1 million for the full year of 2016, and $10.7 million for 2Q17 year-to-date ($0.14 EPS after-tax) • Percentage of total loans at June 30, 2017:  Energy loans equal 3.5%  Indirect Auto loans equal 0.6%  Multi-Family loans equal 2.6%  Construction and Land loans equal 7.8% (56.2% of Total Risk Based Capital*)  Non-Owner Occupied CRE equals 28% (203% of Total Risk Based Capital*) Highlights Risk Off Trend (Period-End) Dollars in millions ($12) mm, -2% ($18) mm, -16% ($6) mm, -1% Linked Qtr Change * Preliminary; based on bank-level capital Expectations that risk trade will level off and reverse over time: • Only $92 million in indirect automobile loans remaining • Reengaged energy lending efforts with new high quality E&P and Midstream credits

14 Continued Resolution of Energy Portfolio Highlights Energy Loan Portfolio Asset Quality Declining Energy Loan Balances Energy-Related Criticized Assets • Energy-related loans, down $12 million, or 2.1%, compared to March 31, 2017 • Energy-related loans equated to 3.5% of total loans, down 2% from year-end 2016 • 61% of energy-related loan balances on non-accrual remain current with their payments • Classified energy-related loans decreased $54.3 million, or 30%; equated to 23% of energy loans • Criticized energy-related loans decreased $70.7 million, or 29%; equated to 32% of energy loans • Energy-related non-accrual loans declined $19 million to $95 million, or 17% of the energy portfolio • Allowance for energy-related loans of $23 million; equal to 4.2% of the energy-related loans outstanding. E&P: $121mm Dollars in millions Services: $53mm Midstream: $3mm

15 Credit Quality Trends Energy And Non-Energy Asset Quality $Mill. %Loans $Mill. %Loans $Mill. %Loans $Mill. % Loans $Mill. %Loans Loans Outstandings Energy 600 4.0% 561 3.7% 564 3.7% 552 3.5% (12) -2% Non-Energy 14,325 96.0% 14,504 96.3% 14,569 96.3% 15,004 96.5% 435 3% Total 14,924$ 100.0% 15,065$ 100.0% 15,132$ 100.0% 15,556$ 100.0% 424$ 3% Net Charge-Offs Energy 7 4.39% 1 1.02% 3 2.05% - 0.00% (3) -100% Non-Energy 3 0.09% 6 0.17% 3 0.09% 11 0.29% 8 239% Total 10$ 0.28% 8$ 0.21% 6$ 0.16% 11$ 0.29% 5$ 80% Provision 12$ 5$ 6$ 12$ 6$ 96% Reserve Build 2 (2) 0 1 1$ n.m. Coverage Ratio 122% 68% 102% 111% Allowance For Loan Losses Energy 28 4.71% 23 4.01% 20 3.57% 23 4.18% 3 14% Non-Energy 120 0.84% 122 0.84% 125 0.86% 123 0.82% (2) -1% Total 148$ 0.99% 145$ 0.96% 145$ 0.96% 146$ 0.94% 1$ 1% Loans 30-89 Days Past Due Energy - 0.00% 2 0.27% 0 0.03% 2 0.43% 2 n.m. Non-Energy 45 0.32% 27 0.19% 36 0.25% 49 0.33% 13 36% Total 45$ 0.30% 29$ 0.20% 36$ 0.24% 51$ 0.33% 15$ 41% NPAs: %Assets %Assets %Assets %Assets Energy 154 25.62% 150 26.79% 115 20.47% 94 17.11% (21) -18% Non-Energy 109 0.53% 101 0.48% 105 0.49% 104 0.48% (1) 0% Total 263$ 1.26% 251$ 1.16% 220$ 1.00% 198$ 0.87% (21)$ -10% 4Q16 1Q17 2Q17 Linked Qtr. Chg.3Q16

16 Credit Performance Highlights NPAs To Total Assets Non-Energy-Related NPAs • Continued workout of acquired portfolios • Legacy loans increased $570 million, or 4%, since 3/31/17 • Legacy NPAs/Assets equal to 0.87%, a decrease of 12 basis points on a linked-quarter basis • Legacy loans past due 30 days or more (excluding non- accruals) increased $9 million, or 27%, and equated to 0.30% of total legacy loans at June 30, 2017 • Annualized legacy net charge-offs equal to 0.30% of average legacy loans in 2Q17, compared to 0.20% in 1Q17 • Non-energy NPAs were 0.49% of total non-energy assets Dollars in millions Source: SNL Financial – Publicly Traded Bank Holding Companies With Total Assets Between $10 - $30 Billion • No significant concerns regarding retail-related CRE exposure • No exposure to public REITs, Shared National Credits or loans secured by traditional enclosed malls • Weighted-average LTV of 60% • Criticized credits equal to 1.1% of outstandings • Diversified portfolio by property and type: • Largest concentration in grocery store anchors tied to retail at 1.5% of total loan portfolio; most loans are short-term development loans and carry full guarantees • Loans to direct apparel retailers are less than 0.2% of total loan portfolio • No ADC non-agency CMBS in our investment portfolio Retailer-Related CRE Exposure

17 Sabadell Residential Originations (information as of June 30, 2017) Portfolio Composition And QualityOverview SUB residential originations exclude acquired loans (Lydian Bank, Virtual Bank, JGB) most of which are covered by loss share and loans originated prior to 2013. Total residential portfolio as of 6/30/17 is approximately $1.8 billion.

18Dollars in millions CRE Portfolio Profile (information as of June 30, 2017) Sabadell Commercial Real Estate (information as of June 30, 2017)

19 APPENDIX

20 Louisiana And Texas MSAs Our Other MSAs Local Market Conditions – MSA Unemployment Trends • Prior to 2014, nearly all unemployment rates below national average • Louisiana markets exhibit seasonality (December peaks) • Recent improvements in many Louisiana markets • Houston and Dallas in downward tandem until year-end 2014 • Recently, Houston’s unemployment declined • Many markets are near national average in magnitude and trend • Most MSAs have exhibited an improvement in unemployment rates, though some Alabama markets have shown some deterioration beginning in the summer of 2016 • Unemployment in Mobile trending downward • Lowest unemployment rates in the Arkansas MSAs

21 Total Deposits IBKC Only Loans and Deposits By State Pro Forma Combined Note: Figures at June 30, 2017; Sabadell loans and deposits exclude impact of purchase accounting Total Loans $15.5 Billion $19.8 Billion $16.9 Billion $21.2 Billion

22 Seasonal Influences Legacy Loan Growth • Loan growth typically softer in first quarter, stronger in second quarter and somewhat slower in the third quarter • Mortgage and title income typically are softer in fourth and first quarters and stronger in second and third quarters • Payroll taxes and retirement contributions decrease ratably throughout the year Dollars in millions Seasonal Revenue Trends Seasonal Expense Trends

Non-Interest Income And Expense Trend Details

Non-interest Income ($ millions)	2Q16	3Q16	4Q16	1Q17	2Q17	2Q17 vs. 1Q17 $ Change	2Q17 vs. 1Q17 % Change
Service Charges on Deposit Accounts	$ 10.9	$ 11.1	$ 11.2	$ 11.2	$ 11.4	$ 0.2	2%
ATM / Debit Card Fee Income	3.6	3.5	3.6	3.6	3.8	0.2	6%
BOLI Proceeds and CSV Income	1.4	1.3	1.3	1.3	1.2	(0.1)	-5%
Mortgage Income	26.0	21.8	16.1	14.1	19.7	5.6	40%
Title Revenue	6.1	6.0	5.3	4.7	6.2	1.5	31%
Broker Commissions	3.7	3.8	4.0	2.7	2.8	0.1	1%
Other Non-interest Income	11.3	12.3	11.7	9.7	10.8	1.1	11%
Non-interest income excluding non-core income	$ 63.0	$ 59.8	$ 53.2	$ 47.3	$ 55.9	$ 8.6	18%
Gain (Loss) on Sale of Investments, Net	1.8	-	-	-	0.1	0.1	100%
Other Non-core income	-	-	-	-	-	-	0%
Total Non-interest Income	$ 64.8	$ 59.8	$ 53.2	$ 47.3	$ 56.0	$ 8.7	18%

Non-interest Expense ($ millions)	2Q16	3Q16	4Q16	1Q17	2Q17	2Q17 vs. 1Q17 $ Change	2Q17 vs. 1Q17 % Change
Mortgage Commissions	$ 7.3	$ 6.9	$ 5.2	$ 3.3	$ 5.3	$ 2.0	60%
Hospitalization Expense	5.3	6.6	3.9	5.9	5.2	(0.7)	-11%
Other Salaries and Benefits	72.3	71.5	71.6	72.6	75.2	2.6	4%
Salaries and Employee Benefits	$ 85.0	$ 85.0	$ 80.7	$ 81.8	$ 85.7	$ 3.9	5%
Credit/Loan Related	2.9	1.9	3.4	4.5	3.8	(0.7)	-16%
Occupancy and Equipment	16.8	16.5	15.6	16.0	16.1	0.1	0%
Amortization of Acquisition Intangibles	2.1	2.1	2.1	1.8	1.7	(0.1)	-7%
All Other Non-interest Expense	32.7	32.5	31.8	35.3	34.1	(1.2)	-3%
Nonint. Exp. (Ex-Non-Core Exp.)	$ 139.4	$ 138.1	$ 133.6	$ 139.4	$ 141.4	$ 2.0	1%
Severance	0.1	-	0.2	0.1	0.4	0.3	286%
Impairment of Long-lived Assets, net of gains on sales	(1.3)	-	(0.5)	1.4	(1.3)	(2.7)	-191%
Loss on early termination of loss share agreements	-	-	17.8	-	-	-	0%
Consulting and Professional	0.6	-	-	-	6.0	6.0	100%
Other Non-interest Expense	0.6	-	0.5	-	-	-	0%
Merger-Related Expenses	-	-	-	0.1	1.0	0.9	1837%
Total Non-interest Expense	$ 139.5	$ 138.1	$ 151.6	$ 141.0	$ 147.5	$ 6.5	5%
Tangible Efficiency Ratio - excl Non-Core-Exp	60.0%	60.1%	60.3%	61.6%	57.6%		

23

Dollars in millions

IBERIABANK Corporation

24 GAAP And Non-GAAP Cash Margin • Adjustments represent accounting impacts of purchase discounts on acquired loans and related accretion as well as the indemnification asset and related amortization on the covered portfolio Dollars in millions Balances, As Reported Adjustments As Adjusted Non-GAAP 2Q16 Average Balance 18,155$ 84$ 18,239$ Income 162.8$ (8.6)$ 154.2$ Rate 3.65% -0.21% 3.44% 3Q16 Average Balance 18,521$ 77$ 18,598$ Income 163.4$ (9.1)$ 154.3$ Rate 3.56% -0.21% 3.35% 4Q16 Average Balance 19,349$ 73$ 19,422$ Income 161.7$ (8.4)$ 153.3$ Rate 3.38% -0.19% 3.19% 1Q17 Average Balance 20,085$ 87$ 20,172$ Income 172.8$ (10.7)$ 162.1$ Rate 3.53% 0.23% 3.30% 2Q17 Average Balance 20,109$ 72$ 20,181$ Income 183.6$ (12.2)$ 171.5$ Rate 3.71% 0.26% 3.45%

Strong Capital Position

Highlights

- In 3Q15, issued and sold preferred stock with gross proceeds of $80 million; cash paid dividends semi-annually
- In 2Q16, issued and sold preferred stock with gross proceeds of $57.5 million; cash paid dividends quarterly
- In 4Q16, issued and sold 3.6 million shares of common stock at a price of $81.50 per common share, with net proceeds of $279 million
- In 1Q17, issued and sold 6.1 million shares of common stock at a price of $83.00 per common share, with net proceeds of $485 million
- Common stock cost $0.17 negative impact to 2Q17 EPS and $0.28 negative impact through YTD 2Q17

Capital Ratios (Preliminary)

IBERIABANK Corporation	1Q17	2Q17	Change	
Common Equity Tier 1 (CET1) ratio	14.64%	14.52%	-12	bps
Tier 1 Leverage	12.91%	13.19%	28	bps
Tier 1 Risk-Based	15.38%	15.24%	-14	bps
Total Risk-Based	16.92%	16.74%	-18	bps

IBERIABANK and Subsidiaries	1Q17	2Q17	Change	
Common Equity Tier 1 (CET1) ratio	10.88%	10.93%	5	bps
Tier 1 Leverage	9.13%	9.47%	34	bps
Tier 1 Risk-Based	10.88%	10.93%	5	bps
Total Risk-Based	11.77%	11.79%	2	bps

Share Repurchase Program

- On May 4, 2016, the Company's Board of Directors of the Company authorized the repurchase of up to 950,000 common shares
- To date, 202,506 common shares were purchased at a weighted average price of $57.61 per common share
- During 2Q17, the Company did not repurchase any shares of its common stock

Impact Of Recent Capital Raises On Capital Ratios At June 30, 2017

					Basis Points Impact		
Capital Raise	Date	Gross Value ($MMs)	Net Value ($MMs)	Number of Shares (MMs)	Tier 1 Leverage	CET1	Total RBC
3Q15 Preferred Raise	7/28/2015	$80.0	$76.8	3.2	0.36%	0.00%	0.43%
2Q16 Preferred Raise	5/3/2016	$57.5	$55.3	2.3	0.26%	0.00%	0.31%
4Q16 Common Raise	12/2/2016	$292.9	$279.2	3.6	1.32%	1.57%	1.57%
1Q17 Common Raise	2/28/2017	$506.3	$485.2	6.1	2.29%	2.73%	2.73%

25

IBERIABANK Corporation

Reconciliation Of Non-GAAP Financial Measures

	For The Quarter Ended								
	December 31, 2016			March 31, 2017			June 30, 2017		
	Dollar Amount			Dollar Amount			Dollar Amount		
	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share
Income available to common shareholders (GAAP)	$ 58.2	$ 44.2	$ 1.04	$ 73.0	$ 46.9	$ 1.00	$ 80.1	$ 51.1	$ 0.99
Non-interest income adjustments									
Gain on sale of investments and other non-interest income	(0.0)	(0.0)	(0.00)	(0.0)	-	(0.00)	(0.1)	(0.0)	(0.00)
Non-interest expense adjustments									
Merger-related expenses	-	-	-	0.1	0.0	0.00	1.1	0.8	0.02
Severance expenses	0.2	0.1	0.00	0.1	0.1	0.00	0.4	0.2	0.00
Impairment of long-lived assets, net of (gain) loss on sale	(0.5)	(0.3)	(0.01)	1.4	0.9	0.02	(1.3)	(0.8)	(0.02)
Litigation expense	-	-	-	-	-	-	6.0	5.5	0.11
Loss on early termination of loss share agreements	17.8	11.6	0.28	-	-	-	-	-	-
Other non-operating non-interest expense	0.5	0.3	0.01	-	-	-	-	-	-
Total non-interest expense adjustments	18.0	11.7	0.28	1.6	1.0	0.02	6.1	5.7	0.11
Income tax benefits	-	(6.8)	(0.16)	-	-	-	-	-	-
Core earnings (Non-GAAP)	76.2	49.0	1.16	74.6	47.9	1.02	86.1	56.7	1.10
Provision for loan losses	5.2	3.4		6.2	4.0		12.1	7.8	
Pre-provision earnings, as adjusted (Non-GAAP)	$ 81.3	$ 52.4		$ 80.7	$ 51.9		98.2	64.5	

(1) Per share amounts may not appear to foot due to rounding.
(2) After-tax amounts estimated based on a 35% marginal tax rate.

- No material non-core income in 2Q17
- Non-core expenses equal to $6.1 million pre-tax, or $0.11 EPS after-tax:
  - Merger-related expenses equal to $1.1 million, or $0.02 EPS after-tax
  - Gain on sale of long-lived assets equal to $1.3 million, or $0.02 EPS after tax
  - Litigation settlement accrual (estimated) related to HUD lawsuit equal to $6.0 million, or $0.11 EPS after tax

Dollars in millions

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